UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia	23238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, Vivian M. Stephenson, a member of the Board of Directors (the “Board”) of CarMax, Inc. (the “Company”), notified the Company that effective January 29, 2013, she will be retiring from the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2013, the Board of CarMax approved an amendment to Section 2.2 of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective January 30, 2013. The amendment decreased the number of directors serving on the Board from twelve (12) to eleven (11).

The description of the amendment to the Bylaws herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated January 30, 2013, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On February 1, 2013, CarMax issued a press release announcing that its Board had approved a $500 million extension of its existing share repurchase program for the company’s outstanding common stock. A copy of the press release announcing approval of the share repurchase program is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	CarMax, Inc. Bylaws, as amended and restated January 30, 2013

99.1	CarMax, Inc. Press Release, dated February 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: February 1, 2013	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	CarMax, Inc. Bylaws, as amended and restated January 30, 2013

99.1	CarMax, Inc. Press Release, dated February 1, 2013